EXECUTION VERSION

             MEMBERSHIP INTEREST PURCHASE AGREEMENT


     THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this
"Agreement"), dated this 8th day of January, 2008, is entered into by and between Nortia Capital Partners, Inc., a Nevada corporation ("Buyer"), and Friedland Capital, Inc., a Colorado corporation ("Seller"), with respect to the following:


A. Seller is the sole member of both Herd On the Street LLC, a Colorado limited liability company ("HOS"), and Friedland
Investment Events LLC, a Colorado limited liability company
("FIE").

B. Seller desires to sell to Buyer, and Buyer desires to acquire from Seller, Seller's membership interest in HOS and FIE (the
"Membership Interests") on the terms and conditions hereinafter set forth.

     ACCORDINGLY, in consideration of the premises and the mutual covenants, agreements, representations and warranties herein, the parties hereto agree as follows:


     1    TRANSACTION.

     On the terms and subject to all of the conditions hereof, and upon the performance by the parties hereto of their respective obligations hereunder, on the Closing Date (as that term is defined in Section 1.3 hereof), the following shall be effected:

     1.1. Transfer of Membership Interests. Seller shall sell, assign, transfer and convey to Buyer, free and clear of all claims, liens, and restrictions, all of Seller's right, title and interest in, to and under the Membership Interests.

1.2. Purchase Price. The purchase price for the Membership Interests shall be 1,000,000 shares of Buyer's common stock, par value $0.001 per share, (the "Buyer's Shares") which shall be subject to the restrictions on transfer set forth in Exhibit B (the "Purchase Price"). The parties agree that the aggregate fair market value of the Buyer's Shares is $600,000.
1.3. Closing. Closing of the transactions contemplated by this Agreement (the "Closing") shall take place as of 5:00 P.M. Mountain Standard Time on the date hereof, or at such other time, date and place as the parties hereto may agree (the "Closing Date"). At the Closing:

          (a)  Seller shall deliver to Buyer:

               (i) An assignment of the Membership Interests, substantially in the form of Exhibit A attached hereto;
          and

               (ii) such other deeds, bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance as may reasonably be requested by

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          Buyer, each in form and substance satisfactory to Buyer
          and its legal counsel and executed by Seller.

          (b) Buyer shall deliver to Seller stock certificates representing the portion of the Purchase Price then payable duly registered in the name of Seller or Seller's designee on the stockholders' register of Buyer and bearing the legends required by this Agreement;

     2    REPRESENTATIONS AND WARRANTIES OF SELLER

     As an inducement to Buyer to enter into this Agreement, upon which Buyer has relied, and intends to rely, Seller hereby represents and warrants to Buyer that:

     2.1. Organizational Status.

          (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, including without limitation, to own, hold, sell and transfer the Membership Interests.

          (b) The execution and delivery by Seller of this Agreement have been duly authorized by all necessary corporate action and no other corporate action is required on the part of Seller in order to authorize the execution, delivery and performance of this Agreement. Seller has duly executed and delivered this Agreement and prior to the Closing will have duly executed and delivered each other document to be delivered hereunder by it. This Agreement constitutes and constitutes the valid and binding obligations of Seller enforceable against it in accordance with its terms.

          (c) Each of HOS and FIE is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado and each has all necessary company powers to own its respective properties and operate its respective businesses as now owned and conducted by each of them.
Neither of HOS and FIE is qualified as a foreign company in any state, although both have applied for qualification in the State of New Jersey.

     2.2. Title to Membership Interests. Seller is the owner, beneficially and of record, of the Membership Interests, and holds each Membership Interest free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges and restrictions. The Membership Interests are duly authorized, validly issued and all capital contributions required to have been made to date with respect thereto have been made. The delivery of the assignments as set forth in Section 1.3(a)(i) at the Closing will transfer to Buyer good and valid title to the Membership Interests, free of all liens. There are no documents or agreements to which Seller is a party or which otherwise are binding on Seller that affects its rights or obligations with respect to each of the Membership Interests, other than the rights and obligations contained in the operating agreement of each of HOS and FIE.

     2.3. Subsidiaries; Investments. On the Closing Date, neither HOS nor FIE will (i) own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, business, trust or other entity other than as set forth in Schedule 2.3; or (ii) be a party to, nor shall the


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business, assets, rights, or property of either HOS or FIE be subject to, any claim, liability, mortgage, pledge, deed of trust, or lease not incurred in the ordinary course of their respective businesses.

     2.4. Title to Assets. On the Closing Date, FIE will have good and marketable title to the Transferred Domain Registrations (as defined in Section 4.3(b)), free and clear of all liens, covenants and restrictions other than those imposed by the registrars of such domain names. HOS and FIE each has good and marketable title to all of its respective assets, free and clear of all liens and encumbrances. Among those assets, which assets shall be transferred to Buyer at the Closing are:

   2 laptop computers
   1 fax machine
   1 laptop with GroupMail and ACT software included
   1 Hewlett Packard color printer
   2 LCD projectors
   The HOS and FIE complete financial community database in an ACT format
   The HOS and FIE complete public company database on Salesforce

     2.5. Accounts Receivable. All accounts receivable of each, HOS and FIE have arisen from sales made in the ordinary course of business consistent with past practice.

     2.6. Compliance with Laws. Neither HOS nor FIE has received notice of any violation of any judgment, applicable federal, state or local statute, law or regulation affecting their properties or operation of its business, and to the best of the knowledge of Seller, there are no such violations.

     2.7. Litigation. There is no pending, or to the best knowledge of Seller, threatened, suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation against or affecting HOS or FIE or any of their respective business, assets, or financial condition.

     2.8. No Conflicts. The execution and delivery by Seller of this Agreement, the consummation of this transfer and the compliance by Seller with the terms of this Agreement will not violate, conflict with, result in a breach of or constitute a default (or an event that, with notice or without notice or lapse of time, or both would constitute a default) on the part of any of Seller, HOS or FIE under (i) charter documents thereof or to the knowledge of Seller (ii) any decree, judgment, order or determination of any court, governmental agency or body having jurisdiction over any of such entities; (iii) any law, rule, or regulations applicable to any of such entities; or (iv) any material agreement to which any of such entities is a party or by which its assets are bound.

     2.9. Consents. Except as set forth in Schedule 2.9, to the knowledge of Seller no approvals or consents of any other persons or Government Authority are necessary in connection with the transactions contemplated by this Agreement.

     2.10. HOS Financial Statements. The financial statements of HOS as at October 31, 2007 attached hereto as Schedule 2.10 are accurate in all material respects, and, to the knowledge of Seller, fairly present, in all material respects, the financial position and the results of operations of HOS as at the date and for the period presented.


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


     2.11. FIE Financial Statements. The financial statements of FIE as at October 31, 2007 attached hereto as Schedule 2.11 are accurate in all material respects, and fairly present, in all material respects, the financial position and the results of operations of FIE as at the date and for the period presented without regard to investments in investment securities to be disposed of prior to the Closing.

     2.12. Taxes. Each of HOS and FIE, has duly prepared and filed all tax returns required to be filed on behalf of and for the respective company. All such tax returns were correct and complete in all material respects. All taxes owed by each of HOS and FIE have been paid.

     2.13. Employee Matters.  As of the Closing Date, except for
Ross DiMaggio and Bryan Spencer, neither HOS nor FIE shall have any employees.

     2.14. Material Contracts. Schedule 2.14 sets forth a complete and accurate list of all contracts to which HOS or FIE is a party, or which have been entered into by an affiliate for its benefit, and which are material to its business.

     2.15. Brokers. All negotiations relative to this Agreement have been carried on directly between Seller and buyer without the intervention of any person on behalf of Seller in such manner as to give rise to any valid claim by any Person against Buyer for a finder's fee, brokerage commission or similar payment.

     2.16. Investment Intent; Accredited Investor. Seller and any designee to whom Seller causes any of Buyer's Shares to be delivered: (i) will acquire the Buyer's Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, except in compliance with applicable state and federal securities laws, and (ii) is an "Accredited Investor" within the meaning of that term pursuant to Rule 501(a)(1) promulgated pursuant to the U.S. Securities Act of 1933, as amended (the "Securities Act").

     2.17. Full Disclosure. None of the representations or warranties made by Seller or made in any certificate, memorandum or exhibit furnished or to be furnished by Seller or on Seller's behalf, contains or will contain any untrue statement of a material fact, or omits to state any material fact necessary to make the statements made true when made.

     3    BUYER'S REPRESENTATIONS AND WARRANTIES

     As an inducement to Seller to enter into this Agreement, upon which Seller has relied, and intends to rely, Buyer hereby represents and warrants to Seller that:

     3.1. Organizational Status. Buyer has all the requisite legal power, capacity and authority to enter into and perform its obligations under this Agreement. The execution and delivery by Buyer of this Agreement has been duly authorized by all necessary corporate action and no other corporate action is required on the part of Buyer in order to authorize its execution, delivery and performance of this Agreement. This Agreement constitutes and constitutes the valid and binding obligations of Buyer enforceable against it in accordance with its terms. No consent or permit is required to be obtained by or with respect to Buyer in connection with the execution, delivery and performance of this Agreement.


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

     3.2. Buyer's Shares. Buyer has available out of its authorized but unissued shares of common stock sufficient shares to effect the issuance to Seller of the Buyer's Shares. Upon issuance, the Buyer's Shares will be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges other than restrictions upon transfer thereof imposed by the Securities Act.

     3.3. Brokers. All negotiations relative to this Agreement have been carried on directly between Seller and Buyer without the intervention of any person on behalf of Buyer in such manner as to give rise to any valid claim by any person against Seller for a finder's fee, brokerage commission or similar payment.

     4    CERTAIN COVENANTS

     4.1. Access to Information. Between the date of this Agreement and the Closing Date, and upon reasonable advance notice received from Buyer, Seller shall (a) afford Buyer and its representatives full and free access, during regular business hours, to HOS' and FIE's personnel, properties, premises, contracts, books and records and other documents and data, such rights of access to be exercised in a manner that does not unreasonably interfere with the operations of such entities; (b) furnish Buyer and its representatives with copies of all such contracts, books and records and other existing documents and data as Buyer may reasonably request and (c) otherwise cooperate and assist, to the extent reasonably requested by Buyer and its Representatives, with Buyer's investigation of the business, properties, assets and financial condition related to HOS and FIE.

     4.2. Operation of the Business of Seller. Between the date of this Agreement and the Closing Date, Seller shall cause HOS and FIE to conduct their respective businesses only in the ordinary course of business; use their commercially reasonably efforts to preserve intact their current business; and confer with Buyer prior to implementing operational decisions of a material nature.

     4.3. Actions Prior to Closing.

          (a) The transactions contemplated by this Agreement do not include any obligations or liabilities of any of Seller, HOS or FIE of any kind or description, whether accrued, absolute, matured, contingent or otherwise, that arise from or are connected with any act, omission, event, condition or circumstance that occurred or existed prior to the Closing except
(i) liabilities relating solely to operation to be conducted by them after the Closing and (ii) credits, refunds and future program participations as set forth in Schedule 4.3(a)(ii) ("Excluded Liabilities"). As of the Closing, each of HOS and FIE shall be free of Excluded Liabilities and Seller shall have caused HOS and FIE to have assigned all Excluded Liabilities, including those enumerated in the liabilities section of their respective balance sheets as of October 31, 2007 that have not previously been paid in the ordinary course of business, to a third party.

          (b) At or prior to the Closing, Seller will cause all right, title and interest in the domain names listed below, including any top-level domain related to the list below, such as ..com; .org; .net, etc. (the "Transferred Domain Names"), as well as the existing registrations thereof and benefit of the pending registration terms thereof, to be transferred to FIE:

          Wallstreetroadshows.com;


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


          Globalequitiesconference.com;
          Lasvegasconference.net;
          Wallstreetluncheons.com;
          Friedlandevents.com;
          Bullandbearclub.org;
          Friedlandinvestments.com; and
          Herdonthestreet.com.

          (c) As promptly as feasible, Seller shall use its best efforts to transfer to Buyer, HOS or FIE (as Buyer directs) all of Seller's rights to use the following phone and fax numbers:
609.360.0584 (phone); 609.718.0187 (phone); 609.537.0054 (fax);
and 720.891.7966 (Ross DiMaggio's phone).

          (d) Seller shall cause the contract with the Doubletree Metropolitan Hotel, New York described in Schedule 2.14 to be assigned to FIE or re-issued in the name of FIE.

     4.4. Transfer Restrictions. Seller hereby acknowledges and agrees that the Buyer's Shares are being issued and sold in a transaction not involving any public offering within the meaning of the Securities Act and that, if in the future Seller or its designee decides to resell, pledge or otherwise transfer any of the Buyer's Shares, such Buyer's Shares may be resold, pledged or transferred only (i) in accordance with restrictions required pursuant to this Agreement and (ii) pursuant to an exemption from registration under the Securities Act.

     4.5. Liabilities After Closing. Buyer shall be solely responsible for the payment of all liabilities incurred by either HOS or FIE (i) prior to the Closing that relate solely to operations to be conducted after the Closing and (ii) after the Closing, including, but not limited to, all charges pertaining to the phone and fax numbers transferred hereby by Seller, all charges related to the service called "Formsite" used for online RSVP and participation forms, and employee-related expenses related to Ross DiMaggio and Bryan Spencer after the Closing.
The foregoing will not relieve Seller of liabilities for any employment-related obligation regarding those individuals arising from or connected with any act, omission, event, condition or circumstance that occurs or exists prior to the Closing.
4.6. Actions After Closing.  After the Closing;

          (a) Buyer shall reimburse Seller promptly upon presentation of satisfactory documentation of Seller's payment of
(i) a deposit against the contract price for the venue contracts set forth in Schedule 2.14 and (ii) rent for the period following the Closing Date pursuant to the lease set forth in Schedule 2.14;

          (b) Seller shall deliver to Buyer any stock certificates, distributions or proceeds received by Seller with respect to the securities identified in Schedule 2.3; and

          (c) Seller shall have the right to approve the federal and state income tax returns of HOS and FIE with respect to the tax year ending December 31, 2007 prior to the filing thereof.


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

     5    CONDITIONS TO CLOSING

     5.1. Conditions to Buyer's Obligation to Close. Buyer's obligation to purchase the Membership Interests and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

          (a) All of Seller's representations and warranties in this Agreement (considered collectively) and each of those representations and warranties (considered individually) shall have been accurate in all material respects as of the date when made and shall be accurate in all material respects as of the time of the Closing as if then made, without giving effect to any supplement to the disclosure schedules of Seller.

          (b) All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of those covenants and obligations (considered individually), shall have been duly performed and complied with in all material respects.

          (c) Seller shall have caused the documents and instruments required by Section 1.3(a) to be delivered (or tendered subject only to Closing) to Buyer.

          (d) Buyer shall have completed and be satisfied, in its sole discretion, with its due diligence with respect to the Seller.

     5.2. Conditions to Seller's Obligation to Close. Seller's obligation to sell and transfer the Membership Interests and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

          (a) All of Buyer's representations and warranties in this Agreement (considered collectively) and each of those representations and warranties (considered individually) shall have been accurate in all material respects when made and shall be accurate in all material respects as of the time of the Closing as if then made.

          (b) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of those covenants and obligations (considered individually), shall have been performed and complied with in all material respects.

          (c) Buyer shall have caused the documents and instruments required by Section 1.3(b) to be delivered (or tendered subject only to Closing) to Seller.

     6    INDEMNITIES

     6.1. Buyer's Indemnity. Buyer shall indemnify, defend and hold harmless Seller against and in respect of claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees ("Claims"), that Seller may incur or suffer, which arise out of, or result from (i) any misrepresentation or breach of any


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representation, warranty, covenant, undertaking or agreement made by
Buyer pursuant to this Agreement or in any schedule, certificate, exhibit or other document furnished or to be furnished to Seller under this Agreement.

     6.2. Seller's Indemnities.

          (a) Seller shall indemnify, defend and hold harmless Buyer against and in respect of Claims that Buyer, HOS or FIE may incur or suffer, which arise out of, or result from any misrepresentation or breach of any representation, warranty, covenant, undertaking or agreement made by Seller pursuant to this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished to Buyer under this Agreement.

          (b) In addition, Seller shall indemnify, defend and hold harmless Buyer against and in respect of Claims that Buyer, HOS or FIE may incur or suffer which arise out of, or result from the Excluded Liabilities.

     6.3. Certain Limitations.

          (a) The aggregate dollar amount recoverable as a result of all Claims brought pursuant to the provisions of either Section
6.1 by Seller or Section 6.2(a) by Buyer, as the case may be, shall be limited as follows: an indemnifying party shall be liable for indemnification Claims asserted or brought under those Sections only after the aggregate amount of all such indemnification Claims against the indemnifying party exceeds Twenty Thousand Dollars ($20,000). If, and from and after the time that the aggregate amount of such indemnification claims asserted or brought against the indemnifying party exceeds Twenty Thousand Dollars ($20,000), then the indemnified party shall have the right to receive the aggregate amount of all such Claims in excess of that amount. Neither party shall be responsible to indemnify the other party to the extent that claims exceed One Million Dollars ($1,000,000), in the aggregate.

          (b) There shall be no limitations on the aggregate dollar amount recoverable as a result of Claims with respect to Excluded
Liabilities brought pursuant to the provisions of Section 6.2(b) by Seller, HOS or FIE.

     6.4. Notice and Defense.

          (a) Purchaser, on the one hand, or Seller, on the other hand, shall promptly notify Seller or Purchaser, as the case may be, of any claim, suit or demand which the notifying party believes will entitle it to indemnification under this Article 6; provided, however, that the failure to give such notice shall not affect the liability of the indemnifying party unless the failure to give such notice prejudices the indemnifying party.

          (b) If the Claim for which indemnification is sought is asserted by a third party, the indemnifying party shall have, at its election, the right to compromise and defend any such matter at its sole cost and expense, through counsel chosen by it but subject to the reasonable approval of the indemnified party. If the indemnifying party so undertakes to compromise and defend, the indemnifying party shall notify the other party hereto of its intention to do so. The indemnifying party must defend such matter diligently or the indemnified party may assume control of the defense of such matter. The indemnifying party shall not, without the indemnified party's written consent, settle or


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compromise any claim or consent to an entry of a judgment that does not include as an unconditional term thereof a release of the indemnified party. If the indemnifying party, within a reasonable time after notice of a Claim, fails to assume the defense of the indemnified party, the indemnified party shall be entitled to undertake the defense, compromise or settlement of such Claim at the expense of and for the account and risk of the indemnifying party, utilizing counsel of the indemnified party's own choosing. Each party agrees in all cases to cooperate with the defending party and its counsel in the compromise or defense of any such Claims. The defending party and the non-defending party or parties may be represented by the same counsel unless such representation would be inappropriate due to conflicts of interests between them. In addition, the non-defending party or parties shall at all times be entitled to monitor such defense through the appointment of counsel of its or their own choosing, at its or their own cost and expense.

     7    TERMINATION

     7.1. Termination Events. By notice given prior to or at the Closing, subject to Section 7.2, this Agreement may be terminated as follows:

          (a) by Buyer if a material breach of any provision of this Agreement has been committed by Seller and such breach has not been waived by Buyer;

          (b) by Seller if a material breach of any provision of this Agreement has been committed by Buyer and such breach has not been waived by Seller;

          (c) by Buyer if any condition in Section 5.1 has not been satisfied as of the date specified for Closing in Section
1.3 or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement), and Buyer has not waived such condition on or before such date;

          (d) by Seller if any condition in Section 5.2 has not been satisfied as of the date specified for Closing in Section
1.3 or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Seller to comply with their obligations under this Agreement), and Seller has not waived such condition on or before such date;

          (e)  by mutual consent of Buyer and Seller;

          (f) by Buyer if the Closing has not occurred on or before January 15, 2008 or such later date as the parties may agree upon, unless the Buyer is in material breach of this Agreement; or

          (g) by Seller if the Closing has not occurred on or before January 15, 2008 or such later date as the parties may agree upon, unless the Seller is in material breach of this Agreement.

     7.2. Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, all obligations of the parties under this Agreement will terminate, except that the obligations of the parties in this Section 7.2 and Section 8 will survive.


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     8    MISCELLANEOUS PROVISIONS.

     8.1. Effect of Headings. The subject headings of the paragraphs and subparagraphs are included for convenience only and will not affect the construction or interpretation of any of the provisions of this Agreement.

     8.2. Word Usage. Unless the context clearly requires otherwise: (a) plural and singular number will each be considered to include the other; (b) the masculine, feminine and neuter genders will each be considered to include the others; (c) "shall", "will", "must", "agree" and "covenants" are each mandatory;
(d) "may" is permissive; (e) "or" is not exclusive; and
(f) "includes" and "including" are not limiting.

     8.3. Entire Agreement; Modification and Waiver. When signed by both parties, this Agreement and the ancillary documents and agreements referred to in this Agreement constitute the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties
and/or their representatives.   No supplement, modification or
amendment to this Agreement will be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

     8.4. Counterparts. This Agreement may be executed simultaneously or in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same Agreement. Signatures to this Agreement may be evidenced by facsimile.

     8.5. No Third Party Beneficiaries. Nothing in this Agreement, whether expressed or implied, shall give or be construed to confer any legal or equitable rights hereunder to any person other than the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement. No provision in this Agreement gives any third persons any right of subrogation or action against any party to this Agreement.

     8.6. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable, transferable or delegable by Buyer or Seller (other than by operation of law in connection with a merger or consolidation of Buyer or through a sale of substantially all of the assets of Buyer, provided that the surviving entity or the buyer of the assets has agreed to be bound by the terms of this Agreement) without the prior written consent of the other party hereto. Any attempted assignment in violation of this Section 8.6 shall be null and void.

     8.7. Arbitration. If any dispute arises between the parties under this Agreement, the parties shall first attempt to resolve the dispute by good faith negotiation between the chief executive officers of Buyer and Seller. If a resolution is not achieved by negotiation, such dispute shall be submitted to arbitration under the commercial arbitration rules of the American Arbitration Association ("AAA"). The arbitral panel shall consist of one arbitrator selected by a procedure mutually agreeable to the parties hereto. Failing such agreement within thirty days after filing the demand for arbitration, the arbitrator shall be appointed by the AAA. All arbitration proceedings hereunder



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shall take place in Denver, Colorado, U.S.A.  In no event will the arbitral panel have the power to include any consequential damages in the arbitration award. The award of the arbitral panel shall be final and judgment upon which award may be entered by the prevailing party in any court having jurisdiction thereof or application may be made by such party to any such court for judicial acceptance of such award and an order of enforcement. The fee and expenses of the arbitral panel shall be shared equally between the parties, with the further understanding that the non-prevailing party shall fully reimburse the prevailing party for the latter's reasonable cost, expenses and attorney fees incurred.

     8.8. Nature and Survival of Warranties and Obligations. Notwithstanding any right of Buyer (whether or not exercised) to investigate the affairs of HOS and FIE or the right of either party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, Seller and Buyer have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of Seller and Purchaser contained in this Agreement will survive the Closing (a) indefinitely with respect to the representations and warranties and the covenants and agreements contained in Sections 2.1(b), 2.2, 2.4, 3.1, 4.3(a), and 4.5, and Articles 6 and 8, and (b)
until December 31, 2010, except that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with the foregoing will continue to survive if a notice claiming indemnification has been timely given under
Article 6 on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided therein.

     8.9. Specific Performance and Waiver of Recision Rights. Each party's obligations under this Agreement are unique. If any party should default in its obligations under this Agreement, the parties acknowledge that it would be extremely impractical to measure the resulting damages; accordingly, the non-defaulting party or parties, in addition to any other available rights or remedies, may sue in equity for specific performance, in which event, the parties each expressly waive the defense that a remedy in damages will be adequate. Despite a breach or default by any of the parties or any of their respective representations, warranties, covenants or agreements under this Agreement, if the agreement and sale contemplated by it is consummated at the Closing, each of the parties waive any unilateral right that such party may have to rescind this Agreement or the transaction consummated by it; provided, however, that this waiver will not affect any rights or remedies available to the parties under this Agreement or under law.

     8.10. Attorney Fees. If any arbitration or other legal proceeding is brought for the enforcement of this Agreement because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorney fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     8.11. Notices. Unless otherwise specifically permitted by this Agreement, all notices under this Agreement shall be in writing and shall be delivered by personal service, federal express or comparable overnight service or certified mail (if such service is not available, then by first class mail), postage prepaid, to such address as may be designated from time to time by the relevant party, and which shall initially be:

       If to Seller:
       Friedland Capital, Inc.
       600 South Cherry Street, Suite 530
       Denver, Colorado  80246

       If to Buyer:
       Nortia Capital Partners, Inc.
       400 Hampton View Court
       Alpharetta, GA  30004

Any notice sent by first class mail shall be deemed to have been given three (3) days after the date on which it is mailed. All other notices shall be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party. Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

     8.12. Governing Law. This Agreement and the ancillary documents executed together with this Agreement will (except to the extent otherwise specifically provided in such documents) be construed in accordance with and governed by the laws of the State of Colorado, as applied to contracts that are executed and performed entirely in Colorado.

     8.13. Further Assurances. Seller, at any time after the Closing Date, will execute, acknowledge, and deliver any further deeds, assignments, conveyances, and other assurances, documents, and instruments of transfer, reasonably requested by Buyer (and will use its best efforts to cause third parties to do the same), and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Buyer for the purpose of consummating the transactions contemplated herein.

     8.14. Severability. If any provision of this Agreement is held invalid or unenforceable by any arbitrator or court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable and binding on the parties.

     8.15. Expenses. Each party will pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and closing and carrying out the transactions contemplated by this Agreement, including without limitation any taxes incurred by it as a result of or arising out of such transactions.

     IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.


[Balance of Page Deliberately Left Blank -- Signature Page Follows]

Buyer:
                           Nortia Capital Partners, Inc.


                           By: /s/William J. Bosso
                              ----------------------------------------
                              William J. Bosso, Chief Executive Officer

Seller:
                           Friedland Capital, Inc.


                           By: /s/Jeffrey Friedland
                              ----------------------------------------
                              Jeffrey Friedland, President









     Membership Interest Purchase Agreement Signature Page

                           EXHIBIT A

          Form of Assignment of Membership Interests

                           (Attached)

                                                           EXECUTION VERSION

                           ASSIGNMENT

ASSIGNMENT, dated as of January 8, 2008, from Friedland
Capital, Inc., a Colorado corporation ("Seller"), to Nortia Capital Partners, Inc., a Nevada corporation ("Purchaser").

                     W I T N E S S E T H:
                     - - - - - - - - - -

     WHEREAS, pursuant to that certain Membership Interest Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), by and between Seller and Purchaser, Seller has agreed to sell, assign, transfer and convey to Purchaser all of Seller's right, title and interest in and to membership interests in Herd on the Street LLC and Friedland Investment Events LLC, which constitute all of the outstanding membership interests in such entities (each a "Membership Interest");

     NOW THEREFORE, in consideration of the premises and agreements herein contained, the parties hereto agree as follows:

     1. For purposes hereof, terms used in this Agreement without definition shall have the meanings ascribed thereto in the Purchase Agreement.

     2. For valuable consideration, receipt of which is hereby acknowledged, and in accordance with the provisions of the Purchase Agreement, Seller hereby sells, assigns, transfers, conveys, and delivers, and causes to be sold, assigned, transferred, conveyed and delivered to Purchaser, to have and to hold unto itself, its successors and assigns, all of Seller's right, title and interest, to the extent assignable, in and to the Membership Interests in Herd on the Street LLC and Friedland Investment Events LLC and Purchaser hereby accepts the sale, assignment, transfer, conveyance and delivery thereof. Seller hereby appoints Purchaser as attorney to register the transfer of ownership of the Membership Interests on the membership registers of the respective companies.

     3. Seller hereby covenants that, from time to time after the delivery of this instrument, upon Purchaser's reasonable request and without further consideration, but without expense to Seller, Seller will execute, acknowledge and deliver, or will cause to be executed, acknowledged and delivered, all such further assignments, transfers, conveyances, powers of attorney and assurances as may be required more effectively to convey and transfer to and vest in Purchaser, its successors and assigns and to enable Purchaser to protect, its right, title and interest in and to all of the Membership Interests.

     4. Nothing in this instrument, express or implied, is intended or shall be construed to confer upon or give to any person or corporation other than Seller and Purchaser and their respective successors and permitted assigns, any remedy or claim under, or by reason of, this instrument or any term, covenant or condition hereof. All the terms, covenants, conditions, promises and agreements contained in this instrument shall bind and be for the sole and exclusive benefit of Seller and Purchaser and their respective successors and permitted assigns.

     5. This Assignment may be executed in any number of counterparts, each of which will be deemed and original, but all of which together will constitute one and the same instrument. Each party may execute this Assignment by signing any number of such counterparts.

     6. This Assignment shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to principles or rules of conflicts of laws that would permit or require the application of laws of a jurisdiction other than of such state.

      IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first written above.

                                 SELLER:
                                 FRIEDLAND CAPITAL, INC.

                                 By: /s/ Jeffrey Friedland
                                     ---------------------
                                 Name:  Jeffrey Friedland
                                 Title: President

                                 PURCHASER:
                                 NORTIA CAPITAL PARTNERS, INC.


                                 By: /s/ William J. Bosso
                                     ------------------------
                                 Name:  William J. Bosso
                                 Title: Chief Executive Officer




                        Assignment Signature Page

                           EXHIBIT B

        Form of Restrictions on Transfer on Buyer's Shares

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SHARES MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE U.S SECURITIES
AND EXCHANGE COMMISION OF ANY STATE.   THESE SECURITIES ARE BEING
OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION S OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE SELLER WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT

                         Schedule 2.3

Subsidiaries, Investments

 50,000 shares Klegg Electronics (not adjusted for reverse stock split)
  3,000 shares Siberian Energy
 45,000 shares eFood Safety
 10,000 shares Enable IPC
 40,000 shares Liberty Star
140,000 shares Natural Harmony Foods

Stock Receivable:
Northern Oil & Gas             1,000
eDentify                      20,000
Medlink                        4,000
American Scientific           25,000

Sale proceeds Receivable:
Synergy Brands 3,000 shares

                          Schedule 2.6

                      Compliance with Laws

                             None

                         Schedule 2.9

                           Consents

                             None

                         Schedule 2.10

          HOS Financial Statements at October 31, 2007

                     Herd on the Street, LLC
                         Balance Sheet
                       October 31, 2007

                             ASSETS
Current Assets
  First Am. State Bk.-126110     $      684.89
  Due to FC                            (850.00)
                                  ------------
  Total Current Assets                                (165.11)

Property and Equipment
                                  ------------
  Total Property and Equipment                           0.00

Other Assets
                                  ------------

  Total Other Assets                                     0.00
                                                 ------------

  Total Assets                                  $     (165.11)
                                                 ============

                             LIABILITIES AND CAPITAL
Current Liabilities
  Due to FC                      $    2,700.00
  Due to Global                     (12,100.00)
  Due to Investor                       820.00
  Due to FIE                          4,320.00
                                  ------------
  Total Current Liabilities                         (4,260.00)

Long-Term Liabilities
                                  ------------
  Total Long-Term Liabilities                            0.00
                                                 ------------
  Total Liabilities                                 (4,260.00)

Capital
  Net Income                          4,094.89
                                  ------------

  Total Capital                                      4,094.89
                                                 ------------

  Total Liabilities & Capital                   $     (165.11)
                                                 ============




                Unaudited - For Management Purposes Only

                     Herd on the Street, LLC
                        Income Statement
             For the Ten Months Ending October 31, 2007

                                    Current Month           Year to Date
Revenues
  Revenue                        $     0.00      0.00    $ 22,500.00    100.00
  Event Revenue                        0.00      0.00           0.00      0.00
  RoadShows Revenue                    0.00      0.00           0.00      0.00
  Bull and Bear                        0.00      0.00           0.00      0.00
  Sponsorship-Revenue                  0.00      0.00           0.00      0.00
  Conferences                          0.00      0.00           0.00      0.00
  Las Vegas-Conference                 0.00      0.00           0.00      0.00
  Web Design                           0.00      0.00           0.00      0.00
  Other income                         0.00      0.00           0.00      0.00
  Interest income                      0.00      0.00           0.00      0.00
  Sale of security (stock)             0.00      0.00           0.00      0.00
                                 ----------               ----------
  Total Revenues                       0.00      0.00      22,500.00    100.00
                                 ----------               ----------

Cost of Sales
  Venue costs - Events                 0.00      0.00           0.00      0.00
  Venue - Roadshows                    0.00      0.00           0.00      0.00
  Venue - Conference                   0.00      0.00           0.00      0.00
  Printing - Events                    0.00      0.00           0.00      0.00
  Printing - Roadshow                  0.00      0.00           0.00      0.00
  Email Campaign                     900.00      0.00       7,900.00     35.11
  Webcasting - events                  0.00      0.00           0.00      0.00
  Misc - events                        0.00      0.00           0.00      0.00
  Misc - Roadshow                      0.00      0.00           0.00      0.00
  Market Wire services                 0.00      0.00           0.00      0.00
  Fedex Costs                          0.00      0.00           0.00      0.00
  Salary - Events                      0.00      0.00           0.00      0.00
  Salary - Road Shows                  0.00      0.00           0.00      0.00
  Commissions                      1,861.50      0.00       6,616.50     29.41
                                 ----------               ----------

  Total Cost of Sales              2,761.50      0.00      14,516.50     64.52
                                 ----------               ----------

  Gross Profit                    (2,761.50)     0.00       7,983.50     35.48
                                 ----------               ----------

Expenses
  Bank Charges                        10.03      0.00         273.61      1.22
  Credit Cards Vender Fee              0.00      0.00           0.00      0.00
  Contract Labor                       0.00      0.00           0.00      0.00
  Dues and Subscriptions fee           0.00      0.00           0.00      0.00
  Insurance Expense - Office           0.00      0.00           0.00      0.00
  Insurance - Health                   0.00      0.00           0.00      0.00
  Insurance - Auto                     0.00      0.00           0.00      0.00
  Accounting and Legal Fees            0.00      0.00           0.00      0.00
  Licenses Expense                     0.00      0.00           0.00      0.00
  Gift Expense                         0.00      0.00           0.00      0.00
  Repair & Maintenance                 0.00      0.00           0.00      0.00
  Telephone Expense                    0.00      0.00           0.00      0.00
  Cable/Internet Expense               0.00      0.00           0.00      0.00
  Gross Payroll/Admin - Office         0.00      0.00           0.00      0.00
  Consulting Fee                       0.00      0.00       1,305.00      5.80
  Salaries                             0.00      0.00       2,010.00      8.93
  Payroll Taxes                        0.00      0.00           0.00      0.00
  Payroll Service Fee                  0.00      0.00           0.00      0.00
  Office Supplies Expense              0.00      0.00           0.00      0.00
  Printing Expense                     0.00      0.00           0.00      0.00
  Rent Expense                         0.00      0.00           0.00      0.00
  Utilities Expense                    0.00      0.00           0.00      0.00
  Miscellaneous Exp.                   0.00      0.00           0.00      0.00




                Unaudited - For Management Purposes Only

                     Herd on the Street, LLC
                        Income Statement
             For the Ten Months Ending October 31, 2007

                                    Current Month           Year to Date
  Meals Expense - Travel               0.00      0.00           0.00      0.00
  Meals Expense - Travel               0.00      0.00           0.00      0.00
  Meal Expense - Travel                0.00      0.00           0.00      0.00
  Hotel - Travel                       0.00      0.00           0.00      0.00
  Hotel - Travel                       0.00      0.00           0.00      0.00
  Hotel - Travel                       0.00      0.00           0.00      0.00
  Airfare - Travel                     0.00      0.00           0.00      0.00
  Airfare - Travel                     0.00      0.00           0.00      0.00
  Airfare - Travel                     0.00      0.00           0.00      0.00
  Ground Trans - Travel                0.00      0.00           0.00      0.00
  Ground Trans - Travel                0.00      0.00           0.00      0.00
  Ground Trans - Travel                0.00      0.00           0.00      0.00
  Misc Expense - Travel              100.00      0.00         100.00      0.44
  Misc. Expense - Travel               0.00      0.00           0.00      0.00
  Misc. Expense - Travel               0.00      0.00           0.00      0.00
  Communication Corp. Rein Exp         0.00      0.00           0.00      0.00
  American Exp - Monthly Fees          0.00      0.00           0.00      0.00
  Diners Club Exp - Monthly Fees       0.00      0.00           0.00      0.00
  Depreciation                         0.00      0.00           0.00      0.00
  Interest Expense                     0.00      0.00           0.00      0.00
                                 ----------               ----------
Total Expenses                       110.03      0.00       3,888.61     17.28
                                 ----------               ----------
Net Income                      $ (2,871.53)     0.00    $  4,094.89     18.20
                                 ==========               ==========
















                Unaudited - For Management Purposes Only

                          Schedule 2.11

           FIE Financial Statements at October 31, 2007

                Friedland Investment Events, LLC
                         Balance Sheet
                       October 31, 2007

                             ASSETS
Current Assets
  First Am. State Bk.-124693     $      557.21
                                  ------------
  Total Current Assets                                 557.21

Property and Equipment
                                  ------------
  Total Property and Equipment                           0.00

Other Assets
                                  ------------

  Total Other Assets                                     0.00
                                                 ------------

  Total Assets                                  $      557.21
                                                 ============

                             LIABILITIES AND CAPITAL
Current Liabilities
  Due to FC                      $  215,806.08
  Due to Global                     (65,582.74
  Due to Investor                    24,270.00
  Herd                               (4,820.00)
  Due to FIE                          4,724.63
  Due to/from JOF                     4,823.51
                                  ------------
  Total Current Liabilities                        179,221.48

Long-Term Liabilities
                                  ------------
  Total Long-Term Liabilities                            0.00
                                                 ------------
  Total Liabilities                                179,221.48

Capital
  Beginning Equity                 (169,662.16)
  Net Income                         (9,002.11)
                                  ------------

  Total Capital                                   (178,664.27)
                                                 ------------

  Total Liabilities & Capital                   $      557.21
                                                 ============




                Unaudited - For Management Purposes Only

                  Friedland Investment Events, LLC
                        Income Statement
             For the Ten Months Ending October 31, 2007

                                    Current Month           Year to Date
Revenues
  Revenue                        $     0.00      0.00    $  2,600.00      0.66
  Event Revenue                        0.00      0.00     116,850.00     29.56
  RoadShows Revenue                    0.00      0.00       9,500.00      2.40
  Bull and Bear                        0.00      0.00           0.00      0.00
  Sponsorship-Revenue              2,500.00      6.27       2,500.00      0.63
  Conferences                     19,385.00     48.63     206,915.00     52.35
  Wall Street Dinner               5,800.00     14.55       5,800.00      1.47
  Las Vegas-Conference            12,180.00     30.55      51,084.65     12.92
  Other income                         0.00      0.00           0.00      0.00
  Sale of security (stock)             0.00      0.00           0.00      0.00
                                 ----------               ----------
  Total Revenues                  39,865.00    100.00     395,249.65    100.00
                                 ----------               ----------

Cost of Sales
  Venue costs                     14,670.73     36.80     151,320.40     38.28
  Printing                             0.00      0.00         144.78      0.04
  Misc expenses                        0.00      0.00       3,200.00      0.81
  Fedex Costs                          0.00      0.00       1,297.73      0.33
  Commission                           0.00      0.00      38,186.99      9.66
  Commission - Ross                1,000.00      2.51       4,000.00      1.01
                                 ----------               ----------

  Total Cost of Sales             15,670.73     39.31     198,149.90     50.13
                                 ----------               ----------

  Gross Profit                    24,194.27     60.69     197,099.75     49.87
                                 ----------               ----------

Expenses
  Bank Charges                        22.39      0.06         738.21      0.19
  Credit Cards Vender Fee              0.00      0.00           0.00      0.00
  Dues and Subscriptions fee           0.00      0.00           0.00      0.00
  Insurance Expense - Office           0.00      0.00           0.00      0.00
  Insurance - Health                 150.00      0.38       4,200.00      1.06
  Accounting and Legal Fees            0.00      0.00         650.00      0.16
  Licenses Expense                     0.00      0.00           0.00      0.00
  Gift Expense                         0.00      0.00           0.00      0.00
  Repair & Maintenance                 0.00      0.00         230.04      0.06
  Telephone Expense                    0.00      0.00         455.80      0.12
  Cable/Internet Expense               0.00      0.00           0.00      0.00
  Gross Payroll/Admin-Office           0.00      0.00           0.00      0.00
  Salaries                        11,387.00     28.56     146,834.47     37.15
  Payroll Taxes                        0.00      0.00           0.00      0.00
  Office Supplies Expense              0.00      0.00           0.00      0.00
  Printing Expense                     0.00      0.00           0.00      0.00
  Rent Expense-NJ-Ross Exp.          900.00      2.26       9,000.00      2.28
  Rent Expense-Denver 1/3          1,134.26      2.85      11,342.60      2.87
  Utilities Expense                    0.00      0.00           0.00      0.00
  Miscellaneous Exp                    0.00      0.00       2,000.00      0.51
  Meals Expense - Travel               0.00      0.00           0.00      0.00
  Hotel - Travel                       0.00      0.00       3,889.93      0.98
  Airfare - Travel                   308.49      0.77       1,731.79      0.44
  Airfare - Travel                     0.00      0.00           0.00      0.00
  Ground Trans - Travel                0.00      0.00       4,328.00      1.10
  Misc Expense - Travel                0.00      0.00           0.00      0.00
  T&E - General                        0.00      0.00         300.00      0.08
  Employees Adv Travel               120.00      0.30       2,111.16      0.53
  Expense Rein Ross                1,100.00      2.76      15,065.00      3.81
  American Exp - Monthly Fees        470.12      1.18       3,224.86      0.82
  Diners Club Exp-Monthly Fees         0.00      0.00           0.00      0.00
  Depreciation                         0.00      0.00         300.00      0.00



                Unaudited - For Management Purposes Only

                Friedland Investment Events, LLC
                        Income Statement
             For the Ten Months Ending October 31, 2007

                                    Current Month           Year to Date
Interest Expense                       0.00      0.00           0.00      0.00
                                 ----------               ----------
Total Expenses                    15,592.26     39.11     206,101.86     52.14
                                 ----------               ----------
Net Income                      $  8,602.01     21.58    $ (9,002.11)    (2.28)
                                 ==========               ==========
















                Unaudited - For Management Purposes Only

                          Schedule 2.14

                         Material Contracts

Catering  Contract,  dated  January 4, 2008,  between  Doubletree
Metropolitan Hotel, New York and Friedland Capital.

Contract, dated January 2, 2008, between Palms Casino Resort  and
Friedland Investment Events.

Lease,   dated   October  31,  2006,  between   Pennington   Road
Properties, LLC and Ross DiMaggio with respect to office premises located in Pennington, New Jersey.

                        Schedule 4.3(a)(ii)

           Credits, Refunds and Future Participations

Companies who have credits or who are owed participation at future events (not reflected in the financial statements):

Liberty Star        One dinner, one conference

Endevco             Two events (value $5900)

Disaboom            $3000 of events

Lime Energy         $3000 of events